SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 1, 2013 (July 1, 2013)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2013, National Health Investors, Inc. issued a press release announcing that it has entered into amended $370 million senior unsecured credit facilities that includes a $250 million revolving credit facility and $120 million of 7-year term loans. The revolving credit facility matures in five years (inclusive of an embedded 1-year extension option), and the term loans mature in 7 years. At closing, the new facilities replaced smaller credit facilities that originated on May 1, 2012 and provided for $320 million of total committed facilities.
The press release is attached to this Current Report as Exhibit 99.

Item 9.01.   Financial Statements and Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.

Exhibit Index

Number	Exhibit
99	HTML version of press release issued July 1, 2013, titled “NHI Announces $370 Million Unsecured Credit Facilities Including 7-Year Term Loans.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ Roger R. Hopkins
Name: Roger R. Hopkins
Title: Principal Financial Officer

Date:    July 1, 2013